Exhibit 10.7

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND ACCEPTABLE BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $937,500.00	Issue Date: November 17, 2021
Purchase Price: $750,000.00
Original Issue Discount: $187,500.00

SECURED CONVERTIBLE PROMISSORY NOTE

For value received, as of November 17, 2021 (the “Issue Date”), TERRAGENIX, INC., a Canadian corporation and a 91% owned subsidiary of NVOS (“TERRAGX,” the “Borrower”) and NOVO INTEGRATED SCIENCES, INC., a Nevada corporation (“NVOS” or the “Guarantor”, and together with the Borrower, the “Company”), hereby promise to pay to the order of PLATINUM POINT CAPITAL, LLC, a Nevada limited liability company, or its registered assigns (the “Holder”) the principal sum of Nine Hundred Thirty-Seven Thousand Five Hundred Dollars ($937,500.00) (the “Principal Amount”), together with interest on the Principal Amount, on the dates set forth below or upon acceleration or otherwise, as set forth herein (or as may be amended, extended, renewed and refinanced, collectively, this “Note”). The “Interest Rate” shall accrue at a rate equal to one percent (1%) per annum.

The consideration to the Borrower for this Note is Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Consideration”) to be paid on the Issue Date. The Holder shall retain Seven Thousand Five Hundred dollars ($7,500.00) from the Consideration advanced to the Borrower to cover legal fees.

The maturity date (“Maturity Date”) for this Note shall be on the date that is the six (6) month anniversary of the Issue Date (the “Term”). The Principal Amount as well as interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. Subject to Section 5.9 below, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear interest at the lesser of the rate of twelve percent (12%) per annum or the maximum legal amount permitted by law, from the due date thereof until the same is paid (“Default Interest”).

Except as provided herein, all payments of principal and interest due hereunder (to the extent not converted into NVOS’s common stock, par value $0.001 per share (the “Common Stock”)) shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder or the legal holder or holders of the Note may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) (the “OID”), to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be Seven Hundred Fifty Thousand Dollars ($750,000.00), computed as follows: the Principal Amount minus the OID.

It is further acknowledged and agreed that the Principal Amount owed by the Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of delinquent amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder.

This Note shall be a senior secured obligation of the Borrower, with a priority over all current and future Indebtedness (as defined below) of each of the Borrower and Guarantor and any subsidiaries, whether such subsidiaries exist on the Issue Date or are created or acquired thereafter (each a “Subsidiary” and collectively, the “Subsidiaries”), except as may otherwise be agreed to or waived by the Holder in writing. The obligations of each the Borrower and Guarantor under this Note are secured pursuant to the terms of the security and pledge agreement (the “Security and Pledge Agreement”) of even date herewith by and between the Company and the Holder, terms of which are incorporated by reference and made part of this Note. With respect to any Subsidiary created or acquired subsequent to the Issue Date, each of the Borrower and Guarantor agrees to cause such Subsidiary to execute any documents or agreements that would bind the Subsidiary to the terms herein and in the Related Documents (defined below).

This Note is issued by the Borrower to the Holder pursuant to the terms of that certain Securities Purchase Agreement even date herewith (the “Purchase Agreement” and collectively with the Security and Pledge Agreement, the “Related Documents”), terms of which are incorporated by reference and made part of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement. As used herein, the term “Trading Day” means any day that the Common Stock are listed for trading or quotation on NASDAQ, or any other exchanges or electronic quotation systems on which the Common Stock is then traded.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders or members, as applicable, of the Borrower and will not impose personal liability upon the Holder thereof.

In addition to the terms above, the following additional terms shall apply to this Note:

ARTICLE I. PAYMENTS

1.1 Principal Payments. The Principal Amount shall be due and payable on the Maturity Date.

1.2 Interest Payments. Interest on this Note (i) shall compound monthly; (ii) is payable on the Maturity Date; (iii) and is guaranteed to the Holder for the entirety of the Term, without regard to an acceleration of the Maturity Date, without regard to a reduction of the Principal Amount resulting from, without limitation, payment of the Principal Amount, Conversion (as defined below), or prepayment by the Borrower.

1.3 Other Payment Obligations. All payments, fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Right. The Holder shall have the right at any time, at the Holder’s option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock or other securities into which such Common Stock shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Common Stock beneficially owned by the Holder and its affiliates (other than Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of NVOS subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of: (1) the Principal Amount of this Note to be converted in such conversion; plus (2) at the Holder’s option, accrued and unpaid interest; provided, however, that at the option of Holder, the accrued and unpaid interest can be converted prior to any other amounts under the Note, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date; plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2); plus (4) the Holder’s expenses relating to a Conversion, including but not limited to amounts paid by Holder on NVOS’s transfer agent account; plus (5) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof. FOR THE AVOIDANCE OF ANY DOUBT, AND NOTWITHSTANDING ANY OTHER TERMS CONTAINED HEREIN, It is the intention of the Borrower, Guarantor and Holder that upon any Conversion pursuant to this Section 2.1, as a result of an Event of Default, or otherwise of this Note, that such outstanding principal, interest and any other amounts subject to conversion shall be converted into Common Stock issued by the Guarantor and that the holding period of such shares of Common Stock for purposes of Rule 144 under the Securities Act shall tack back to the Issue Date.

2.2 Conversion Price.

(a) Calculation of Conversion Price. Unless an Event of Default has occurred, the Conversion Price shall be $3.35 (the “Fixed Conversion Price”).

(b) Fixed Conversion Price Adjustments.

(1) Common Stock Distributions and Splits. If NVOS, at any time while this Note is outstanding: (i) pays a distribution on its Common Stock or otherwise makes a distribution or distributions payable in Common Stock on its Common Stock; (ii) subdivides outstanding Common Stock into a larger (or smaller) number of shares; or (iii) issues, in the event of a reclassification of shares of Common Stock, any Common Stock, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Stock (excluding any treasury shares of NVOS) outstanding immediately before such event and of which the denominator shall be the number of Common Stock outstanding immediately after such event. Whenever the Conversion Price is adjusted pursuant to this subsection, the Company shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that the Company’ failure to timely provide the notice shall not affect the automatic adjustments contemplated hereby.

(2) Fundamental Transaction. If, at any time while this Note is outstanding, (i) NVOS, directly or indirectly, in one or more related transactions effects any merger or consolidation of NVOS with or into another Person if, after giving effect to such transaction, any stockholder (or group of stockholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of NVOS or the successor entity of such transaction, provided that ALMC ASAP Holdings (“ALMC”), will be permitted to own not more than 60% of the aggregate voting power of the Company or the successor entity of such transaction (hereinafter, the “ALMC Carveout”) (ii) NVOS (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by NVOS or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) NVOS, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, if, after giving effect to such transaction, any stockholder (or group of stockholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of NVOS or the successor entity of such transaction, subject to the ALMC Carveout or (v) NVOS, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in on the exercise of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of NVOS, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in on the exercise of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and NVOS shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. NVOS shall cause any successor entity in a Fundamental Transaction in which NVOS is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Borrower under this Note and the other Transaction Documents in accordance with the provisions of this Section pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Note (without regard to any limitations on the exercise of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to either the Borrower or Guarantor shall refer instead to the Successor Entity as applicable), and may exercise every right and power of NVOS and shall assume all of the obligations of the Borrower under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as a Borrower herein. For the avoidance of doubt and notwithstanding anything to the contrary, the offering and other transactions contemplated by the Purchase Agreement shall not be deemed to constitute a Fundamental Transaction for purposes hereof. The Company shall provide twenty (20) days’ prior written notice to the Holder setting forth a brief statement of the facts regarding any potential, pending or otherwise contemplated, Fundamental Transaction.

(3) Anti-dilution Adjustment. If at any time while this Note is outstanding, NVOS sells, grants, or otherwise makes a disposition of Common Stock, or sells, grants, or otherwise makes a disposition of other securities (or in the case of securities existing on the Issue Date, amends such securities) convertible into, exercisable for, or that would otherwise entitle any person or entity the right to acquire Common Stock, or announces its intention, or files any document with the SEC or other regulatory body that reflects its intention to do of any of the foregoing, at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then (i) the Company shall provide written notice to the Holder within twenty-four (24) hours of such Dilutive Issuance (a “Dilutive Issuance Notice”), and (ii) prior to the sixth (6th) Trading the Holder shall have the option to a make conversion under this Note utilizing a Fixed Conversion Price that shall be equal to the Base Conversion Price. Such rights shall be made available to the Holder whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(3) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(3) an “Exempt Issuance” means an issuance of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock (i) upon the exercise or exchange of any securities issued hereunder under the Warrants and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Note, (ii) to employees or directors of, or consultants or advisors to, NVOS or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of NVOS, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of NVOS, (iv) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of NVOS, (v) pursuant to the acquisition of another corporation or other entity by NVOS by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of NVOS, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of NVOS, or (vii) shares with respect to which the Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (iii) through (vi) shall only be to a person (or to the equity holders of a person) which is, itself or through its Subsidiaries, an employee, director, consultant or advisor, in the case of (ii) above, or an operating company or an owner of an asset in a business synergistic with the business of NVOS in the case of (iii) through (vi) above and shall provide to NVOS additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall not include a transaction in which NVOS is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

2.3 Authorized Shares. NVOS covenants that during the period the conversion right exists, NVOS will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and exercise of the Warrants. NVOS is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by NVOS) it being acknowledged and agreed by the parties that for the initial issuance of the Note, 2,500,000 shares of Common Stock is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with NVOS’s obligations hereunder. NVOS represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if NVOS shall issue any securities or make any change to its capital structure which would change the number of Common Stock into which the Note shall be convertible at the then current Conversion Price, NVOS shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split. NVOS (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Stock issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Stock certificates to execute and issue the necessary certificates for Common Stock in accordance with the terms and conditions of this Note. If, at any time NVOS does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

2.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time from the date hereof, by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 7:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of the Company.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. NVOS shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and NVOS shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to NVOS the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, NVOS shall issue and deliver to or cause to be issued and delivered to or upon the order of the Holder certificates for Common Stock issuable upon such conversion by the end of the next business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of NVOS to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, NVOS’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of NVOS to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 7:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided NVOS is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, NVOS shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. If NVOS is not registered with DTC as of the Issue Date, NVOS shall be required to register with DTC within 30 days of the Issue Date, and the provisions of this paragraph shall apply after such registration. Failure to become DTC registered or maintain DTC eligibility as provided herein shall be an Event of Default under Section 4.22 of this Note.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if NVOS causes the Common Stock issuable upon conversion of this Note to not be delivered by the second (2nd) Trading Day following the Deadline (other than a failure due to the circumstances described in Section 2.3 above, which failure shall be governed by such Section) (a “Conversion Default”) the Company shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that NVOS fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder, and as such, NVOS will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

1.1 Concerning the Common Stock. The Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) NVOS or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of NVOS who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an “accredited investor” as such term is defined in Rule 501 under the Act. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and NVOS shall issue to the Holder a new certificate therefore free of any transfer legend if (i) NVOS or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by NVOS (which acceptance shall be subject to and conditioned on any requirements, if any, of the its transfer agent, the exchange on which NVOS is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that NVOS does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities (as defined in the Purchase Agreement) pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.2 of the Note; provided that notwithstanding the foregoing, if NVOS is legally unable to accept such opinion as a result of any of NVOS’s transfer agent requirements, the requirements of the exchange on which NVOS is then traded, or other applicable laws, rules or regulations, NVOS’s non-acceptance shall not be an Event of Default pursuant to Section 4.25.

2.5 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default payments pursuant to Section 2.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.3) for the Company’s failure to convert this Note.

ARTICLE III. RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1 Warrants. Upon the Issue Date, NVOS shall issue to the Holder warrants (the “Warrants”) as required under the Purchase Agreement.

3.2 Equity Interest. Upon the Issue Date, NVOS shall issue to Holder 1,000,000 shares of Common Stock, as “Collateral Shares” as described in the Purchase Agreement, and subject to the terms of that certain Escrow Agreement (as defined in the Purchase Agreement).

3.3 Distributions on Common Stock. So long as the Company shall have any obligations under this Note, NVOS shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on the Common Stock (or other capital securities of the NVOS) other than dividends on Common Stock solely in the form of additional Common Stock or (b) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of Common Stock (or other securities representing its capital) except for distributions that comply with Section 3.7 below.

3.4 Removed and Reserved.

3.5 Restrictions on Other Certain Transactions. So long as any Borrower or Guarantor shall have any obligations under this Note and unless approved in writing by the Holder (which such approval not to be unreasonably withheld), neither the Borrower or Guarantor shall directly or indirectly:

3.5.1	change the nature of its business;

3.5.2	(b) sell, divest, change the structure of any material assets of the Borrower or Guarantor or any Subsidiary other than in the ordinary course of business;

3.5.3	enter into a borrowing arrangement where the Borrower or Guarantor pays an effective APR greater than 20%; or

3.5.4	accept Merchant-Cash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions, provided that in the event that the Borrower or Guarantor receives a Bona Fide Offer (defined below) regarding such a financing from any third party, then the applicable Borrower or Guarantor may first offer such opportunity to the Holder to provide financing on the same or similar terms as each respective third party’s terms, and the Holder may in its sole discretion determine whether the Holder will provide such capital or financing. Upon receipt of the third party offer, the applicable Borrower or Guarantor shall promptly provide notice thereof to the Holder (the “MCA Offer Notice”) and provide copies of the pending transaction documents. Should the Holder be unwilling or unable to provide such capital or financing to the Company within five (5) Trading Days from the Holder’s receipt of the MCA Offer Notice from the Company, then the Company may obtain such capital or financing from the respective third party upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within five (5) Trading Days after the date of the MCA Offer Notice. A “Bona Fide Offer” is one in which the third-party is irrevocably and contractually bound to finance the transaction, subject to the Holder’s right of first refusal.

3.6 Removed and Reserved.

3.7 Payments from Future Funding Sources. Except as related to the next transaction after the Issue Date conducted on the Company’s behalf by the Maxim Group, the Company shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at the Holder’s discretion, it being acknowledged and agreed by Holder that the Company shall have the right to make bona fide payments to vendors with Common Stock:

3.7.1 Future Financing Proceeds. At the Holder’s option, Fifteen percent (15%) of the net cash proceeds of any future financings by either Borrower or Guarantor or any Subsidiary, whether debt or equity, or any other financing proceeds such as cash advances, royalties or earn-out payments.

3.7.2 Other Future Receipts. All net proceeds from any sale of assets of the Company or any of their Subsidiaries other than sales of inventory of the Company or any Subsidiaries in the ordinary course of business or receipt the Guarantor or any of its Subsidiaries of any tax credits or collections pursuant to any settlement or judgement.

3.7.3 Asset Sale. The Company shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with unpaid interest, and fees and penalties, if any, from the net proceeds to the Company or Subsidiary resulting from the sale of any assets outside of the ordinary course of business or securities in any Subsidiary.

3.8 Use of Proceeds. The Borrower agrees to use the proceeds of this Note in accordance with Section 5.1 of the SPA.

3.9 Ranking and Security. The obligations of the Company under this Note shall constitute a first priority security interest and rank senior with respect to any and all Indebtedness existing prior to or incurred as of or following the initial Issue Date, with the sole exception that such obligations shall remain subordinate to those certain debt obligations of the Company in favor of Streeterville Capital, LLC, Nomis Bay Ltd., BPY Ltd., MMCAP Management Inc., and Dominion Capital LLC and certain future debt obligations of the Company in favor of those Maxim Group LLC investors funded by December 31, 2021 in an amount not to exceed $17,000,000 (collectively, the “Existing Senior Loans”). The obligations of the Company under this Note are secured pursuant to the Security and Pledge Agreement attached hereto. So long as the Company shall have any obligation under this Note, the Company shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Company’s obligations hereunder, except for the Existing Senior Loans. As used herein, the term “Indebtedness” means (a) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of either the Borrower or Guarantor evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by any Borrower or Guarantor to finance the purchase of fixed or capital assets, including all capital lease obligations of the Company which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of any Borrower or Guarantor in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower or Guarantor would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Company is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Company, whether or not the Company has assumed or become liable for the payment of such obligation.

3.9.1 Carve Out. Notwithstanding the foregoing, obligations of the Company under this Note shall not rank senior with respect to the balance of any EIDL and PPP loans that are outstanding as of the Issue Date.

3.10 Right of Participation. For a period of twelve (12) months from the date hereof, in the event the Company or any Subsidiary of the Company, proposes to offer and sell its securities, whether debt, equity, or any other financing transaction (each a “Future Offering”), the Holder shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Future Offering up to an amount equal to one hundred percent (100%) of the maximum Principal Amount of this Note.

3.11 Right of First Refusal. If at any time while this Note is outstanding, the Company or any Subsidiary has a bona fide offer of capital or financing from any third party that the Company or any Subsidiary intends to act upon, then the Company must first offer such opportunity to the Holder to provide such capital or financing to the Company or Subsidiary on the same terms as each respective third party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Company or Subsidiary within three (3) Trading Days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Holder. The Offer Notice must be sent via electronic mail to the Holder at its notice address provided herein.

3.12 Terms of Future Financings. So long as this Note is outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Company or any Subsidiary, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note, then (i) the Company shall notify the Holder of such additional or more favorable term within seven (7) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder’s option, shall become a part of the transaction documents with the Holder (regardless of whether the Company complied with the notification provision of this Section 3.12). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. If Holder elects to have the term become a part of the transaction documents with the Holder, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the “Acknowledgment”) within three (3) business days of Company’s receipt of request from Holder, provided that Company’s failure to timely provide the Acknowledgment shall not affect the automatic amendments contemplated hereby.

3.13 Registration Rights. NVOS shall be required to file a registration statement on Form S-1 or Form S-3 (if eligible) within 90 days of the Issue Date to register the Registrable Securities issued to Holder pursuant to this Note. Such registration statement shall be required to be declared effective by the SEC within 180 days of the Issue Date. As used herein, Registrable Securities shall mean the Warrant Shares as defined in the Purchase Agreement.

3.14 Exchange Act Reporting. If the NVOS is not subject to and fully compliant with, the annual and periodic SEC reporting requirements of the Exchange Act, then within three (3) months of the Issue Date, NVOS shall become a fully reporting public company under the SEC reporting requirements and become subject to and fully compliant with, the annual and periodic reporting requirements of the Exchange Act (including but not limited to becoming current in its filings). Failure to become a fully reporting public company and subject to and compliant with the Exchange Act as described herein, as well as failure to maintain such fully reporting status once the NVOS becomes subject to and fully compliant with the SEC reporting requirements under the Exchange Act (including but not limited to becoming delinquent in its filings), or if NVOS is already an SEC reporting company on the Issue date, then at any time after the Issue Date, shall be an event of default under Section 4.9.

3.15 Opinion Letter. At the Maturity Date, NVOS shall be responsible for supplying an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Warrant Shares and Collateral Shares are either exempt from registration requirements pursuant to Rule 144 (so long as the requirements of Rule 144 are satisfied) or have been duly registered and permitted to be sold and transferred without restriction. Failure to provide an opinion letter as described herein shall be an event of default pursuant to Section 4.2 of the Note. Failure of the shares of NVOS to be eligible for Rule 144 within six (6) months shall be an Event of Default pursuant to Section 4.25 of the Note.

ARTICLE IV. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur:

4.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. A three (3) day cure period shall apply for failure to make a payment when due except where payments are noted herein as being due immediately or for payments due on the Maturity Date which shall have no cure period.

4.2 Failure to Reserve Shares. NVOS fails to reserve a sufficient amount of Common Stock as required under the terms of this Note (including the requirements of Section 2.3 of this Note), fails to issue Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, NVOS directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), or fails to supply an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Collateral Shares and the shares issued pursuant to the Warrant are exempt from registration requirements pursuant to Rule 144, and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of NVOS to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by NVOS to its transfer agent. If at the option of the Holder, the Holder advances any funds to NVOS’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the outstanding Principal Amount of the Note, and such choice of payment method is at the discretion of the Company.

4.3 Breach of Covenants. Either or both of the Borrower or Guarantor, or the relevant related party, as the case may be, breach any covenant, post-closing obligation or other term or condition contained in this Note, or in the related Warrants, Purchase Agreement, Security and Pledge Agreement, term sheet or any other collateral documents (together, the “Transaction Documents”) and breach continues for a period of ten (10) days.

4.4 Breach of Representations and Warranties. Any representation or warranty of either of the Borrower or Guarantor made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) an effect on the rights of the Holder with respect to this Note and the other Transaction Documents.

4.5 Receiver or Trustee. The Guarantor or any subsidiary of the Guarantor shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.6 Judgments or Settlements. (i) Any money judgment, writ or similar process shall be entered or filed against the Guarantor or any subsidiary of the Guarantor or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder; or (ii) the settlement of any claim or litigation, creating an obligation on either the Borrower or the Guarantor in amount over $25,000.

4.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Guarantor or any subsidiary of the Guarantor. With respect to any such proceedings that are involuntary, the Company shall have a 45 day cure period in which to have such involuntary proceedings dismissed.

4.8 Delisting of Common Stock. If at any time on or after the date in which the Common Stock is listed on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, and NVSO shall fail to maintain the listing or quotation of the Common Stock, or if its shares have been suspended from trading on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.9 Failure to Comply with the Exchange Act. NVSO shall fail within three months of the Issue Date to become a fully reporting company under the SEC reporting requirements and become subject to, and fully compliant with, the annual and periodic reporting requirements of the Exchange Act (including but not limited to failing to becoming current in its filings) and/or at any point after the earlier of three months from the Issue Date or the date on which the NVSO becomes fully compliant with the Exchange Act, NVSO shall fail to be fully compliant with, or cease to be subject to, the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings).

4.10 Liquidation. Any dissolution, liquidation, or winding up of the Borrower or the Guarantor or any substantial portion of either of their businesses.

4.11 Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.12 Maintenance of Assets. The failure by the Company to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties or financial condition of Guarantor or any of its subsidiaries (a “Material Adverse Effect”).

4.13 Financial Statement Restatement. Either the Borrower or Guarantor restates any financial statements for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

4.14 Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Company to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Purchase Agreement.

4.15 Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by the Holder, exclusive of the execution of the Transaction Documents or the transactions and acts contemplated herein.

4.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by either the Borrower or Guarantor of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or hereafter issued, by the Borrower or Guarantor, to the Holder or any other third party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.17 Certain Transactions. Borrower or Guarantor enters into certain transactions prohibited by Sections 3.3, 3.4, 3.5, and 3.6 of this Agreement.

4.18 Reverse Splits. NVSO effectuates a reverse split of its Common Stock without ten (10) days prior written notice to the Holder.

4.19 Replacement of Transfer Agent. In the event that NVSO proposes to replace its transfer agent, fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to NVSO and NVSO.

4.20 DTC “Chill”. The DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower’s or Guarantor’s securities.

4.21 DWAC Eligibility. In addition to the Event of Default in Section 4.21, the Common Stock is otherwise not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, or if the NVSO is not registered with DTC on the Issue Date, NVSO fails to become DTC registered within 30 days of the Issue Date.

4.22 Bid Price. NVSO shall lose the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement marketplace or exchange).

4.23 Inside Information. Any attempt by the Borrower or Guarantor or their officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or Guarantor or their officers, directors, and/or affiliates of, material non-public information concerning the Borrower or Guarantor, to the Holder or its successors and assigns, which is not immediately cured by NVSO’s filing of a Form 8-K pursuant to Regulation FD on that same date.

4.24 Unavailability of Rule 144. If, at any time, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and NVSO’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder’s brokerage account.

4.25 Cash Reserve. If, at any time while this Note is outstanding, the cash reserve balance of the consolidated Company is below $2,500,000.

4.26 Remedies Upon Default.

(a) Upon the occurrence of any Event of Default specified in this Article IV, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue at the Default Interest rate; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Borrower and Guarantor, and the Company shall pay to the Holder, an amount equal to the Principal Amount then outstanding (including Liquidating Damages, defined below) plus accrued and unpaid interest through the date of the Event of Default, unaccrued interest through the remainder of the Term, together with all costs, including, without limitation, legal fees and expenses of collection, and Default Interest through the date of full repayment; and (iii) a liquidated damages charge equal to 25% of the outstanding balance due under the Note will be assessed and will become immediately due and payable to the Holder, either in form of a cash payment or as an addition to the Principal Amount due under the Note. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in the Related Documents.

(b) Upon the occurrence and during the continuation of an Event of Default, the Company shall incur a monthly monitoring fee (“Monitoring Fee”) in the amount of five thousand Dollars ($5,000) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder’s costs of monitoring and legal expenses and other expenses incurred by Holder.

(c) Upon the occurrence of an Event of Default and thereafter, the Conversion Price shall immediately be equal to the lesser of (i) the Fixed Conversion Price; (ii) seventy five percent (75%) of the average of the three (3) lowest closing prices during the twenty-one (21) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion or (iii) any discount to the market price of the Common Stock utilized in any financing subsequent to the Issuance Date.

ARTICLE V. MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower or Guarantor, to:

Novo Integrated Sciences, Inc.
11120 NE 2nd Street, Suite 100
Bellevue, WA 98004
ATTN: Robert Mattacchione
e-mail: Robert.mattacchione@novointegrated.com

If to the Holder:

PLATINUM POINT CAPITAL, LLC
720 Monroe Street, C401B
Hoboken, NJ 07030
Brian Freifeld, Manager
E-Mail: brian@platinumpointcap.com

5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower, Guarantor and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon each of the Borrower and the Guarantor and their successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

5.5 Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including attorneys’ fees. Such amounts spent by Holder shall be added to the Principal Amount of the Note at the time of such expenditure.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in New York, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH OF THE Borrower and Guarantor IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty.

5.8 Remedies. The Borrower and Guarantor acknowledge that a breach by either or both of them of their obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower and Guarantor acknowledge that the remedy at law for a breach of its obligations under this Note will be inadequate and agree, in the event of a breach or threatened breach by the Borrower or Guarantor of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.9 Prepayment. Unless an Event of Default shall occur, the Borrower shall have the right at any time prior to the Maturity Date and on the Maturity Date, upon fifteen (15) days’ notice to the Holder, to prepay the Note by making a payment to Holder equal to 105% multiplied by the sum of (i) the outstanding Principal Amount, (ii) all accrued and unpaid interest, (iii) all unaccrued interest through the remainder of the Term that is guaranteed pursuant to Section 1.2 above, and (iv) any other amounts due under the Note. Notwithstanding the foregoing, Holder may convert any or all of this Note into shares of Common Stock at any time.

5.10 Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.11 Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower or Guarantor enter into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower, Guarantor and Holder.

5.12 No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of the Borrower or Guarantor under this Note or the other Transaction Documents is outstanding, no Borrower or Guarantor shall state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

5.13 Opportunity to Consult with Counsel. Each of the Borrower and Guarantor represent and acknowledge that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Company will not contest the validity of Transaction Documents and the transactions contemplated therein. Each of the Borrower and Guarantor further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

5.14 Removed and Reserved.

5.15 Joint and Several Nature. All of the representations, warranties and covenants made by the Company, Borrower and Guarantor under this Note, and each and all of their obligations, are made jointly and severally by NVOS and TERRAGX.

5.16 Removed and Reserved.

** signature page to follow **

IN WITNESS WHEREOF, each of the Borrower and Guarantor has caused this Note to be signed in its name by its duly authorized as of the Issue Date.

NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	CEO

TERRAGENIX, INC.

By:	/s/ Terence Mullins
Name:	Terence Mullins
Title:	President

Acknowledged and Accepted by:

PLATINUM POINT CAPITAL, LLC

By:	/s/ Brian Freifeld
Name:	Brian Freifeld
Title:	Manager